Exhibit 99.1

Press Release

June 17, 2013	Contact Information:

For Immediate Release	Mark Peterson
Senior Vice President and Chief Financial Officer
414.643.3739

Rexnord Corporation Announces Launch of Public Offering of Common Stock by Selling Stockholder

MILWAUKEE, WI - REXNORD CORPORATION (“Rexnord”) (NYSE: RXN) announced today the launch of a public offering of 11,000,000 shares of its common stock held by certain funds affiliated with Apollo Global Management, LLC (collectively with its subsidiaries, “Apollo”) (NYSE:APO). The Apollo funds will be the sole selling stockholder and will also grant to the underwriters of the common stock offering an option to purchase up to an additional 1,650,000 shares of common stock. Rexnord will not issue shares in the offering and will not receive any proceeds from the sale of the shares by the selling stockholder in this offering.

The offering will be made under Rexnord's registration statement on Form S-3 filed with the Securities and Exchange Commission. Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are bookrunners for the offering, BofA Merrill Lynch and Credit Suisse Securities (USA) LLC are also bookrunners and Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., Janney Montgomery Scott LLC and Apollo Global Securities are co-managers.
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This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor does it constitute an offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, New York 10005, (800) 503-4611 or Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, New York 10282, (866) 471-2526.
About Rexnord

Headquartered in Milwaukee, Wisconsin, Rexnord is comprised of two strategic platforms, Process & Motion Control and Water Management, with approximately 7,300 associates worldwide. The Process & Motion Control platform designs, manufactures, markets and services specified, highly-engineered mechanical components used within complex systems. The Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Additional information about the Company can be found at www.rexnord.com.

Cautionary Statement on Forward-Looking Statements

Information in this release may involve plans, intentions, expectations, strategies, outlook, beliefs or other statements regarding the future, which are forward-looking statements, including statements regarding pursuing a sale, in whole or in part, of the Company. These forward-looking statements are based upon management's present plans, intentions, hopes or strategies regarding the future and involve risks and uncertainties that could cause actual events or developments to be materially different from those indicated in such forward-looking statements. Such risks and uncertainties include, but are not limited to uncertainty regarding the complexity or length of the process, the possibility that the Company will not enter into any transaction, the potential that the process will distract the Company's Board of Directors and management from the Company's business, the potential that the Company will incur significant expenses in unsuccessfully pursuing one or more transactions, the risk that the process will impair relationships with partners, suppliers and associates, the risk that announcements regarding the process will cause a decline in the Company's stock price, the risk of claims or other litigation arising from the pursuit of one or more transactions, and other risks and uncertainties that are contained in the Company's Form 10-K for the fiscal year ended March 31, 2013 as well as the Company's annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission. All information included in this release is based upon information available to Rexnord as of the date of the release, and the Company assumes no obligation to update any such forward-looking statements.